SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2019

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2019, G. Michael Bridge resigned from his positions as President and Chief Executive Officer of Enterprise Diversified, Inc. (the “Company”) and as a member of the Board of Directors (the “Board”) of the Company.

Effective April 30, 2019, Rodney E. Lake resigned as the Company’s Chief Operating Officer.

Effective May 1, 2019, Christopher T. Payne resigned as a member of the Board of the Company. Accordingly, Mr. Payne’s resignation as a member of the Board of the Company included his membership on the Audit Committee of the Board (the “Audit Committee”) and the Governance, Compensation and Nomination Committee of the Board (the “GCN Committee”).

Effective May 5, 2019, the Board of the Company unanimously appointed Thomas Braziel to serve as a member of the Board of the Company for a term expiring at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Board of the Company also unanimously appointed Mr. Braziel to serve as a member of each of the Audit and GCN Committees.

Mr. Braziel currently serves as the Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Winland Holding. In 2018, Mr. Braziel co-founded 507 Capital LLC, an investment management firm specializing in distressed credit investments, where he currently serves as Managing Partner and CIO. Previously, Mr. Braziel co-founded and managed B.E. Capital Management, a U.S. domiciled hedge fund specializing in special situations and bankruptcy. Prior to co-founding B.E. Capital Management, Mr. Braziel founded Campden Grove Capital, an investment partnership taking advantage of small public company bankruptcies and other securities in bankruptcy. Mr. Braziel received his Masters in Mathematics of Finance in 2012 from Columbia University and graduated cum laude from New York University in 2007 with a B.A. in Economics. No family relationships exist between Mr. Braziel and any of the Company’s directors or executive officers. There are no arrangements between Mr. Braziel and any other person pursuant to which Mr. Braziel was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Braziel has a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Effective May 5, 2019, the Board of the Company unanimously appointed Alea A. Kleinhammer to serve as a member of the Board of the Company for a term expiring at the 2019 Annual Meeting.

Ms. Kleinhammer currently serves as the Company’s Chief Financial Officer and works closely with all of the Company’s subsidiaries as part of the financial reporting process. Ms. Kleinhammer holds an active CPA license in the state of Virginia and has multiple years of experience working in the public accounting sector. Ms. Kleinhammer earned a Bachelor of Arts in Accounting from the University of Maryland at College Park. There are no arrangements between Ms. Kleinhammer and any other person pursuant to which Ms. Kleinhammer was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Kleinhammer has a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act.

Effective May 5, 2109, the Board of the Company unanimously appointed Steven L. Kiel to serve as the Company’s principal executive officer and Executive Chairman and President of Willow Oak Asset Management, a subsidiary of the Company. Mr. Kiel previously served as the Company’s President and Chief Executive Officer and principal executive officer from December 14, 2015 through October 5, 2018. Mr. Kiel is the President of Arquitos Capital Management and portfolio manager of Arquitos Capital. Mr. Kiel is a judge advocate in the Army Reserves, a veteran of Operation Iraqi Freedom, and currently holds the rank of Major. Previously, Mr. Kiel was an attorney in private practice. Mr. Kiel is a graduate of George Mason School of Law and Illinois State University and is a member of the bar in Illinois (inactive) and Washington, DC. Except as has been previously reported by the Company, there are no arrangements between Mr. Kiel and any other person pursuant to which Mr. Kiel was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Kiel has a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act.

The Company intends to make an announcement regarding its annual stockholder meeting date in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman